Exhibit 99.1

Vacasa Stockholders Approve Merger with Casago

PORTLAND, Ore., April 29, 2025 – Vacasa, Inc. (Nasdaq: VCSA) (“Vacasa” or the “Company”), a leading vacation rental management platform in North America, today announced that its stockholders have approved the proposed merger with Casago (the “Merger”).

On April 29, 2025, Vacasa held a special meeting of the Company’s stockholders (the “Special Meeting”) to vote on a proposal (the “Merger Agreement Proposal”) to adopt the Agreement and Plan of Merger, dated as of December 30, 2024, as amended by Amendment No. 1 thereto, dated as of March 17, 2025, and by Amendment No. 2 thereto, dated as of March 28, 2025. At the Special Meeting, approximately 69% of the Company’s Class A common stock, 96% of the Company’s Class B common stock and 72% of the Company’s Class A common stock and Class B common stock, voting together as a single class, voted in favor of the Merger Agreement Proposal.

The Company expects closing of the Merger to occur at 11:59 pm ET on April 30, 2025, subject to the satisfaction or waiver of the remaining closing conditions. A final report on the results of the Special Meeting will be made on a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”).

About Vacasa

Vacasa is a leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that is designed to adjust rates in real time to maximize revenue. Guests can relax comfortably in thousands of Vacasa homes in hundreds of destinations across the United States, and in Belize, Canada, Costa Rica, and Mexico, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com and Vrbo.

Cautionary Note Regarding Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith contains forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements and speak only as of the date they are made. Words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” “target, ” “forecast,” “outlook,” or the negative of these terms or other similar expressions are intended to identify such forward-looking statements. Specific forward-looking statements include, among others, statements regarding forecasts and projections; estimated costs, expenditures, cash flows, growth rates and financial results; plans and objectives for future operations, growth or initiatives; strategies or the expected outcome or impact of pending or threatened litigation; and expected timetable for completing the proposed transaction. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to the Company. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: (i) the timing to consummate the proposed transaction; (ii) the satisfaction of the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; (iii) risks related to the ability of the Company to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (iv) the diversion of management time on transaction-related issues; (v) results of litigation, settlements and investigations in connection with the proposed transaction; (vi) actions by third parties, including governmental agencies; (vii) global economic conditions; (viii) potential business uncertainty, including changes to existing business and customer relationships during the pendency of the proposed transaction that could affect financial performance; (ix) adverse industry conditions; (x) adverse credit and equity market conditions; (xi) the loss of, or reduction in business with, key customers; legal proceedings; (xii) the ability to effectively identify and enter new markets; (xiii) governmental regulation; (xiv) the ability to retain management and other personnel; and (xv) other economic, business, or competitive factors.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the SEC. The Company’s SEC filings may be obtained by contacting the Company, through the Company’s website at investors.vacasa.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Vacasa Contacts
Investor Relations Contact
ir@vacasa.com

Press Contact
pr@vacasa.com

OR

Longacre Square Partners
vacasa@longacresquare.com